April [  ], 1995




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sir or Madam:


		  SunAmerica Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
Section3801 et seq.), proposes to issue its [   ]% Trust Originated Preferred
Securities ("TOPrS(SM)") (the "Preferred Securities") in exchange (the "Offer") for up to 5,500,000 shares of 9 1/4% Preferred Stock, Series B (the "Target Securities") of SunAmerica Inc., a Maryland corporation (the "Company" and, together with the Trust, the "Offerors"). The Preferred Securities will be guaranteed (the "Guarantee") by the Company to the extent described in the Offer Materials (as hereinafter defined).


		  This Agreement will confirm the understanding between the Offerors and you pursuant to which the Offerors have retained you to act as their exclusive dealer manager, on the terms and subject to the conditions set forth herein, in connection with the Offer.

		  1. Appointment and Duties as Dealer Manager. The Offerors hereby authorize you to act as sole dealer manager and, subject to the terms and conditions hereof, you agree to act as the Offerors' sole dealer manager in connection with the Offer. The Offerors hereby authorize you to act on their behalf in accordance with this Agreement and the terms of the Offer Materials, which Offer Materials you and any other broker or dealer or any commercial bank or trust company approved by the Offerors are entitled to use in connection with the solicitation of exchanges in connection with the Offer. In so soliciting, you shall not be deemed to act as agent of the Offerors, and the Offerors shall not be deemed to act as your agent. In addition, in so soliciting, no broker, dealer, commercial bank or trust company shall be deemed to act as your agent or as agent of the Offerors, and you shall not be deemed to act as the agent of any broker, dealer, commercial bank or trust company. The Offerors shall retain their own legal, tax and accounting advice from appropriate third party advisors.

		  You agree, in accordance with your customary practice, to perform those services in connection with the Offer as are customarily performed by investment banking concerns in connection with offers of like nature, including, but not limited to, soliciting tenders pursuant to the Offer and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other persons, including the holders of Target Securities; notwithstanding the foregoing, we agree that nothing set forth in this Agreement shall require you to continue to render services hereunder (i) for the period during which any injunction, restraining order or other adverse judicial or regulatory ruling, declaration, pronouncement, motion or other order shall remain in effect with respect to the Offer or with respect to any of the transactions in connection with, or contemplated by, the Offer or this Agreement if in your judgment you believe it inadvisable to render services pursuant hereto, or (ii) if your continuing so to act would, in your judgment, violate any statute, regulation or other law of the United States of America or any state thereof or other jurisdiction applicable to the Offer.

		  We further agree that you shall not be under any liability to the Offerors or any other person for any act on the part of any broker or dealer (other than yourself in your capacity as dealer manager for the Offer, which liability shall be governed by Section 6 hereof), commercial bank or trust company which solicits holders of Target Securities; the Offerors acknowledge and agree that, in your capacity as dealer manager, you shall act as an independent contractor, and any of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Offerors.

		  The Offer Materials will be prepared and approved by the Offerors; you and any other broker or dealer or any commercial bank or trust company are authorized to use the Offer Materials in connection with the solicitation of holders of Target Securities. You agree not to provide the holders of Target Securities any written information regarding the Offer other than information contained in the Offer Materials.

		  2.    Duties of the Offerors.

			(a) The Offerors shall not amend or supplement the Offer Materials or prepare or approve any related material for use in connection with the Offer without first having submitted a copy thereof to you within a reasonable period of time prior to the filing or use thereof, including as set forth in Section 3; the Offerors agree, at their expense, to furnish to you as many copies of the Offer Materials in final form for your use in connection with the Offer as you may reasonably request.


			(b) The Offerors agree to furnish to you cards or lists or copies thereof showing the names and addresses of, and the number of shares or principal amount, as applicable, of Target Securities held by the registered holders of the Target Securities as of a reasonably appropriate date, and shall advise you on each business day during the continuance of the Offer as to any transfers known to the Offerors or of record of the Target Securities.


			(c) The Offerors shall or shall cause the exchange agent to inform you during each business day during the Offer (to be followed on a daily basis by written confirmation) as to the respective amounts of Target Securities which have been tendered pursuant to the Offer during the interval since its previous daily report to you pursuant to this provision, and the names and addresses of any holders who have so tendered Target Securities.

			(d) The Offerors agree to advise you promptly of the occurrence of any event which could cause the Offerors to withdraw, rescind, or modify the Offer and shall also advise you promptly of any proposal or requirement to amend or supplement any filing required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or "blue sky" or other state securities laws; the Offerors will prepare and, if necessary, file with the Securities and Exchange Commission (the "Commission"), as required by applicable law or regulation, any and all necessary amendments and supplements to the Offer Materials; prior to and during the continuance of the Offer, the Offerors will inform you promptly after either receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer Materials then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

			(e) The Offerors shall arrange for each information agent and depositary named in the Offer Materials relating to the Offer to cooperate with you in all respects reasonably requested by you.

			(f) The Offerors acknowledge and agree that you may use the Offer Materials as specified herein without any independent investigation or verification on your part and the Offerors represent and warrant to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Offerors without any independent verification of such information or an appraisal or evaluation of the Offerors' assets and liabilities and that such information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


		  3. Offer Materials and Withdrawal Rights. Prior to the commencement of the Offer, the Offerors agree to furnish you with as many copies as you may reasonably request of (i) each of the documents that is filed with the Commission, including each registration statement, preliminary and final prospectus filed with the Commission, in connection with the Offer, and all documents incorporated therein by reference, (ii) each offering circular, sales memorandum, term sheet, proposed agreement, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Offerors in connection with the Offer, (iii) each document required to be filed with the Commission pursuant to the provisions of the Exchange Act pertaining to the Offer during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including but not limited to each related letter of transmittal (each of (i), (ii), (iii) and (iv), together with each document incorporated by reference into any of the foregoing, an "Offer Material" and, collectively, the "Offer Materials"). At the commencement of the Offer, the Offerors shall cause timely to be delivered to each registered holder of any Target Securities legally or contractually entitled thereto, such of the Offer Materials as may be required by the Securities Act or the Exchange Act to be delivered to such holder and any other offering materials prepared expressly for use by holders of Target Securities tendering in the Offer, together with a return envelope. Thereafter, to the extent practicable, until the expiration of the Offer, the Offerors shall use their best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any applicable Target Securities.


		  In connection with the Offer, if either of the Offerors (a) uses or permits the use of, or files with the Commission or any other governmental or regulatory agency, authority or instrumentality, any Offer Material that (i) has not been submitted to you on a timely basis for your comments as required in Section 2(a) hereof or (ii) has been so submitted and with respect to which you reasonably object or (b) shall have breached any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as dealer manager in connection with the Offer, without any liability or penalty to you or any other Indemnified Party (as hereinafter defined) for such withdrawal and without loss of any right to indemnification or contribution provided in this Agreement, to the payment of all fees and expenses payable hereunder that have accrued to the date of such withdrawal or to the benefit of any other provisions surviving such withdrawal pursuant to Section 11. In the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to this Section 3, the amount of Target Securities tendered for exchange as of the close of business on the date of such withdrawal that are thereafter exchanged pursuant to the Offer shall be deemed to have been exchanged, pursuant to the Offer, as of the date of such withdrawal. If you should withdraw, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you in cash on or promptly after such date.

		  4. Compensation and Expense Reimbursement. In consideration of the services to be rendered by you pursuant hereto, the character and sufficiency of which the Offerors hereby acknowledge, the Company agrees to pay you, in cash, the following non-refundable amounts:


			(a) A fee, payable upon the consummation of the Offer, equal to $_____ per share of Target Securities tendered pursuant to the Offer.

			(b) The Company agrees to pay to each Soliciting Dealer (as defined herein) a solicitation fee of $_____ per share of Target Securities validly tendered and accepted for exchange pursuant to the Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any dealer or broker in securities, including you in your capacity as a dealer or broker, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD"), (ii) any foreign dealer or broker not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer in respect of Target Securities registered in the name of such Soliciting Dealer unless (i) such Target Securities are held by such Soliciting Dealer as nominee and such Target Securities are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or
(ii) such Target Securities are being tendered for the benefit of the Soliciting Dealer and such Soliciting Dealer certifies on the Letter of Transmittal that such Target Securities were acquired by the Soliciting Dealer (x) after the commencement of the Offer, (y) at a price not in excess of $_____ and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), solicited shall mean direct contact (other than the mailing of the Offer Materials) with the holder relating to the tender of Target Securities beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such Target Securities. No such fee shall be payable to a Soliciting Dealer with respect to the tender of Target Securities by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. If the Target Securities covered by the Letter of Transmittal are held by the Soliciting Dealer as nominee for the tendering shareholder, the nominee may only be designated as a Soliciting Dealer if the beneficial owner has so designated. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No Soliciting Dealer shall be deemed to be the agent of the Offerors.

			(c) In addition, and without regard to whether the Offer is commenced or consummated or whether this Agreement is terminated, the Company agrees to pay promptly, in cash, all of the reasonable out-of-pocket expenses you incurred in connection with the services rendered or to be rendered by you pursuant to this Agreement, including all reasonable fees (not to exceed $____) and expenses of your counsel. Nothing in this paragraph shall in any way limit or affect your or any other Indemnified Party's right to receive all expenses (including reasonable counsel fees and expenses) under the indemnification provisions of this Agreement.

			(d) Whether or not the Offer is commenced or consummated and whether or not this Agreement has been terminated, the Company shall pay (i) all expenses of preparation, printing, mailing and dissemination of the Offer Materials and any other documents related to the Offer; (ii) all fees and expenses paid by brokers, dealers (including you), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding Offer Materials and any other documents related to the Offer to their customers; (iii) all fees and expenses of the exchange agent and any depositary, information agent or other persons rendering services in connection with the Offer, including, without limitation, fees payable and expenses incurred in respect of any agent of the Offerors engaged to solicit holders of the Target Securities; (iv) all advertising charges incurred with the approval of the Company; (v) all filing fees applicable to any transaction addressed herein required to be paid to any governmental or regulatory agency (including those required of you by the Commission); (vi) any fees payable in connection with the rating of the Preferred Securities; (vii) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the Preferred Securities; and (viii) all other expenses incurred in connection with the Offer.

		  5. Termination. Subject to Section 11, you may resign and, following 3 business days notice, the Offerors may terminate your engagement hereunder at any time. If this Agreement were to terminate for any reason, however, in addition to, but without duplication of, any fees earned pursuant to Section 3, you shall be entitled to receive all of the amounts payable in respect of expenses incurred in accordance with Sections 4(c) and (d) hereof up to and including the effective date of such termination; provided that if this Agreement were to be terminated by you for cause or by the Offerors other than for cause, and on or prior to February 28, 1996, either or both of the Offerors or any affiliate of the Offerors proceed or proceeds with any exchange offer the terms of which do not differ substantially from the terms set forth in any Offer Material or as recommended by you prior to such termination, you also shall be entitled to receive all of the amounts due and payable pursuant to Section 4(a) hereof as if this Agreement were to remain in effect with respect to such subsequent exchange offer.


		  6.    Indemnification, Contribution and Other Provisions.

			(a) The Company agrees to indemnify and hold harmless you and your affiliates and your and their respective directors, officers, employees, agents and controlling persons (you and each such person being an "Indemnified Party") as follows:


		  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of (A) an untrue statement or alleged untrue statement of a material fact contained in the Offer Materials, other than the Prospectus (as hereinafter defined), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) any breach by either or both of the Offerors of any of their representations, warranties and agreements contained in this Agreement, (D) either or both of the Offerors' failure to make the Offer, or the withdrawal, termination or extension of the Offer or any other failure on their part to comply with the terms and conditions specified in the Offer Materials, and (E) the Offer, the engagement of you pursuant to, and the performance by you of the services contemplated by, this Agreement;


		  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the occurrence of any matter described in clause (i) above, if such settlement is effected with the written consent of the Offerors; and

		  (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 6(d) hereof, reasonable fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the occurrence of any matter described in clause (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Offerors, to the extent that any such expense is not paid under clause (i) or (ii) above.


		  The Offerors shall not, however, be liable to an Indemnified Party for any loss, liability, claim, settlement, damage or expense under
(A) clauses (i)(A) and (B) of this subsection 6(a) to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Offer Materials in reliance upon and in conformity with written information furnished to the Offerors by you expressly for use in the Offer Materials and (B) clause (i)(E) of this subsection 6(a) that is found in a final judgment by a court of competent jurisdiction to have resulted from your bad faith or gross negligence. Each of the Offerors recognizes and acknowledges for all purposes of this Agreement that the only information covered by clause (A) above consists of the third sentence of the first paragraph under the caption "Listing and Trading of Preferred Securities and Series B Preferred" in the Prospectus (as hereinafter defined).


		  The Offerors also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Offerors or their security holders or creditors related to or arising out of the Offer or the engagement of you pursuant to, or the performance by you of the services contemplated by, this Agreement except to the extent that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from your bad faith or gross negligence.

		  The Offerors agree that, without your prior written consent, they will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this
Section 6 (whether or not you or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

			(b) If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, the Company and such Indemnified Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable, as incurred, in the proportion that your compensation payable hereunder bears to the aggregate liquidation value of the Target Securities, with such Indemnified Party paying the smaller portion and the Offerors paying the larger portion. The Indemnified Parties, in the aggregate, shall not be required to contribute any amount in excess of the amount of fees received by you under this Agreement. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have.

			(c) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Offerors in which such Indemnified Party is not named as defendant, the Company agrees to reimburse you for all expenses incurred by you in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of your legal counsel, and to compensate you in an amount to be mutually agreed upon.

			(d) The Offerors agree to notify you promptly of the assertion against you or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement. Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party will notify the Offerors in writing of such claim or of the commencement of such action or proceeding, but failure so to notify the Offerors will not relieve the Company from any liability which it may have to such Indemnified Party (i) under the indemnification agreement, except to the extent that the Company is materially prejudiced by such failure, and (ii) otherwise than under this indemnification agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the Indemnified Parties defendant in such action (which approval shall not be unreasonably withheld), unless such Indemnified Parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the Indemnified Parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


		  7. Representations and Warranties. The Company represents and warrants to you that at the commencement of the Offer, at each mailing or other dissemination of any Offer Material, and upon the consummation of the Offer:


			(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offer Materials; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

			(b) Each of Sun Life Insurance Company of America, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica Asset Management Corp., Resources Trust Company, Royal Alliance Associates, Inc. and SunAmerica Securities, Inc. (together, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offer Materials, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned (except for directors qualifying shares) directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

			(c) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for Federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Offer Materials, and is not required to be authorized to do business in any other jurisdiction.

			(d) The Offerors have taken all corporate and business trust action necessary to authorize this Agreement and the making and consummation of the Offer and the transactions contemplated hereby and thereby. This Agreement has been validly executed and delivered by each of the Offerors.

			(e) Each of the Offer Materials and the Offer will comply in all material respects with the Securities Act and the Exchange Act, as such Acts may be applicable, and in each case the applicable rules and regulations of the Commission promulgated pursuant thereto, and with all applicable rules or regulations of any governmental or regulatory authority or body, including applicable "blue sky" or similar securities laws, and no authorization, consent or approval of, or filing with, any court or governmental body or agency is required in connection with the commencement or consummation of the Offer and the other transactions contemplated hereby, other than those which have been obtained or any filing which will have been made prior to the commencement or consummation, as the case may be, of the Offer. Neither of the Offerors nor any of their affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

			(f) None of the Offer Materials will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements or omissions made in the Offer Materials in reliance upon and in conformity with written information furnished to the Offerors by you expressly for use in the Offer Materials.

			(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offer Materials (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities referred to in the Offer Materials); all of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.


			(h)   The Preferred Securities and the       [     ]%
Trust Originated Common Securities of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") have been duly authorized by the Trust's Amended and Restated Declaration of Trust (the "Declaration") and, when the Preferred Securities are issued in exchange for Target Securities pursuant to the Offer and the Common Securities are issued against payment therefor as provided in the Declaration, such Trust Securities will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform to all statements relating thereto contained in the Offer Materials. Holders of Trust Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.


			(i) The Declaration has been duly authorized by the Company and, as of the date of acceptance (the "Acceptance Date") of Target Securities in the Offer, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the Declaration by the Trustees of the Trust (the "Trustees"), the Declaration will, as of the Acceptance Date, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).


			(j) The Indenture between the Company and The First National Bank of Chicago ("First Chicago"), as trustee (including the related supplemental indenture governing the Company's Junior Subordinated Debentures, Series A, due 2044 (the "Debentures") to be deposited in the Trust, the "Indenture"), has been duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming due authorization, execution and delivery by First Chicago, as of the Acceptance Date each of the Indenture and the Debentures will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and will conform to all statements relating thereto contained in the Offer Materials.


			(k)   Neither of the Offerors nor any of the
Subsidiaries is in violation of its respective declaration of trust, charter or bylaws, as applicable, or in default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Trust, the Company or of any of the Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust, the Company and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Offer Materials will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Trust, the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust, the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the respective Declaration, charter or bylaws of the Trust, the Company or any of the Subsidiaries, as applicable, or any applicable law, administrative regulation or administrative or court decree.

			(l) There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or, to the knowledge of the Company, threatened against or affecting either of the Offerors or any subsidiaries of the Company, or any of their respective assets or properties, which is required to be disclosed in the Offer Materials (other than as disclosed therein), or which is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, or which would be reasonably likely to materially and adversely affect a material portion of the properties or assets thereof or which is reasonably likely to materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offer Materials, including ordinary routine litigation incidental to the business of the Trust or the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Trust or the Company or any of its subsidiaries which are required to be filed as exhibits to the Offer Materials by the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, which have not been filed.

			(m) Price Waterhouse LLP, the accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Offer Materials, are independent public accountants with respect to the Offerors and the subsidiaries of the Company as required by the Securities Act and the rules and regulations promulgated thereunder.

			(n) The financial statements of the Company included or incorporated by reference in the Offer Materials present fairly the financial position of the Company and the consolidated subsidiaries of the Company as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Offer Materials, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the ratios of earnings to combined fixed charges (including preferred stock dividends) included in the Offer Materials have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the supporting schedules included or incorporated by reference in the Offer Materials present fairly the information required to be included therein.

			(o)   Since the respective dates as of which
information is given in the Offer Materials, and except as otherwise stated or contemplated therein, (A) there has been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of the Subsidiaries which are material to the Company and its subsidiaries, considered as one enterprise, other than those entered into in the ordinary course of business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

			(p) The Offerors and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies as are necessary to conduct the business as now conducted by them and as described in the Offer Materials, except where the failure to so possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise; and neither of the Offerors nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise.

			(q) Neither of the Offerors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

			(r) The Offerors meet, and at the respective times of commencement and consummation of the Offer will meet, the registrant requirements for use of Form S-3 under the Securities Act and the rules and regulations promulgated thereunder.

			(s) The Offerors represent that they have not retained or caused to be retained and, during the term of this Agreement, will not retain or cause to be retained as financial advisor, placement agent, dealer manager or underwriter any other person to advise or assist it with the Offer or otherwise directly or indirectly to use any other person to contact, approach or negotiate with holders of the Target Securities with respect to the Offer other than you as dealer manager as its exclusive agent.

			(t) Any certificate signed by any officer of either of the Offerors and delivered to you or to your counsel shall be deemed a representation and warranty by the Offerors to you as to the matters covered thereby.

		  8. Covenants of Offerors and Conditions to Obligations. Your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions, which the Offerors covenant to effect:

			(a) The Offerors shall at all times during the Offer have performed all of their obligations hereunder theretofore to be performed.

			(b) All representations, warranties and other statements of the Offerors contained in this Agreement are now, at the commencement of, and at all times during the continuance, and upon the consummation of, the Offer, shall be, true and correct.


			(c) On the commencement date (the "Commencement Date") of the Offer and on the Acceptance Date, the Offerors' counsel shall deliver to you the opinions, in each case satisfactory to you, covering the matters set forth in Appendix A hereto. The Offerors agree to furnish to you, at your request, (i) a letter, satisfactory in form to you and your counsel, dated the Commencement Date (and reaffirmed and updated upon the Acceptance
Date) and addressed to you, of Price Waterhouse LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Offer Materials, (ii) a certificate from The Bank of New York and The Bank of New York (Delaware), as Trustees, dated the Commencement Date (and reaffirmed upon the Acceptance Date) and signed by appropriate officers of such Trustees, containing statements and information substantially as set forth in Appendix B hereto, and (iii) a certificate from the Company upon the Acceptance Date and signed by appropriate officers of the Company reaffirming that the representations and warranties of the Company contained in Section 7 are true and correct as of such date and that the Offerors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied on or before the consummation of the Offer.


			(d) No stop order, restraining order or injunction has been issued by the Commission or any court and no litigation shall have been commenced or threatened before the Commission or any court with respect to (i) the making or consummation of the Offer, (ii) the execution, delivery or performance by the Offerors of this Agreement, or (iii) any of the transactions in connection with, or contemplated by, the Offer Materials which you or your legal counsel believe makes it inadvisable for you to continue to render services pursuant hereto.

			(e) It shall not have become unlawful under any law or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

			(f)   The Offerors will have advised you promptly of
(i) the occurrence of any event that could cause the Offerors to withdraw or terminate the Offer or would permit the Offerors not to consummate the Offer and (ii) the issuance of any comment or order by the Commission or any other governmental or regulatory agency or instrumentality concerning the Offer.

			(g) The Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

			(h) At the commencement of, and at all times during the continuance, and upon consummation of, the Offer, the Preferred Securities shall have a rating of at least A- from Moody's Investors Service, Inc. and at least Baa2 from Standard & Poor's Corporation as evidenced in a letter from such rating agencies or other evidence satisfactory to you; no securities of either of the Offerors shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

		  9. Reference to You. The Offerors agree that any reference to you or any of your affiliates in any Offer Material, or any other release, publication or communication to any party outside the Offerors, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Offer Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

		  10. Access to Information. In connection with your activities hereunder, the Offerors agree to furnish you and your counsel with all information concerning the Offerors that you reasonably deem appropriate and agree to provide you with reasonable access to the Offerors' officers, directors, accountants, counsel, consultants and other appropriate agents and representatives.

		  11. Survival of Certain Provisions. The indemnity and contribution agreements and other provisions contained in Section 6 of this Agreement, the covenants, representations and warranties of the Offerors made pursuant to Sections 7 and 8 of this Agreement, the provisions contained in Sections 4 and 5 of this Agreement and this Section 11 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of you or by or on behalf of any Indemnified Party, (b) consummation of the Offer, or (c) any termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Offerors, you, the Indemnified Persons and any such person.

		  12. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) to the Offerors at:

			1 SunAmerica Center
			Los Angeles, CA  90067-6022
			Attention:  Susan L. Harris, Esq.

with a copy to:

			Davis Polk & Wardwell
			450 Lexington Avenue
			New York, NY  10017
			Attention:  David W. Ferguson, Esq.

and (b) to you at:

			10900 Wilshire Boulevard
			9th Floor
			Los Angeles, CA  90024
			Attention:  Scott Ryles

with a copy to:

			Skadden, Arps, Slate, Meagher & Flom
			300 South Grand Avenue
			Los Angeles, CA  90071
			Attention:  Gregg A. Noel, Esq.

		  13. Construction. This Agreement incorporates the entire understanding of the parties and (except as otherwise provided herein) supersedes all previous agreements, and shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed in such State, without regard to principles of conflicts of law.

		  14. Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

		  15. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not to be deemed to be part of this Agreement.

		  16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

		  17. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Offerors, you and the other Indemnified Parties referred to in Section 6 hereof and their respective successors, heirs, personal representatives and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

		  18. Advertisements. The Offerors agree that you shall have the right to place advertisements in financial and other newspapers and journals at your own expense describing your services to the Offerors hereunder; provided the publication of such advertisements shall comply with applicable law.

		  19. Modification. This Agreement may not be modified or amended except in writing, duly executed by the parties hereto.

		  20. Further Agreements. This Agreement does not constitute any agreement, express or implied, on the part of you or any commitment by you to underwrite, purchase, place, or cause the placement of any securities or indebtedness.


		  If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning a duplicate copy of this letter. Thereupon, this letter, as signed in counterpart, shall constitute our agreement on the subject matter herein.

				    SUNAMERICA, INC.



				    By:________________________________
					Name:
					Title:


				    SUNAMERICA CAPITAL TRUST I,
				    a Delaware statutory business trust

				    BY:   SUNAMERICA, INC., sponsor


				    By:________________________________
					Name:
					Title:





Confirmed and agreed to as
of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED



By:________________________________
   Name:
   Title:
   Investment Banking Group



				  Appendix A


	    (1)   The favorable opinion of Piper & Marbury to the effect that:

		  (i) The Company has been duly incorporated and is validly
	    existing as a corporation in good standing under the laws of the State of Maryland; and the Company has the corporate power under the laws of the State of Maryland and under its charter to own, lease and operate its properties and to conduct its business as described in the Offer Materials.


		  (ii) This Agreement, the Declaration, the Indenture, the
	    Debentures and the Guarantee have been duly authorized for execution and delivery by the Company.

		  (iii) The execution and delivery by the Company of, and the
	    performance by the Company of its obligations under, this Agreement, the Declaration, the Indenture, the Debentures and the Guarantee will not contravene any provision of any material applicable law of the State of Maryland or the articles of incorporation or bylaws of the Company (excluding the securities or Blue Sky laws of the State of Maryland, as to which no opinion is expressed).

		  (iv) The statements in the Prospectus under the caption
	    "Description of the Series B Preferred", to the extent such statements constitute summaries of legal matters or documents, has been reviewed by such counsel and is correct in all material respects.


	    (2) The favorable opinion of Susan L. Harris, Esq., Vice President and General Counsel - Corporate Affairs of the Company, to the effect that:

		  (i) To the best of such counsel's knowledge and information,
	    the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

		  (ii) Each Subsidiary has been duly incorporated and is
	    validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offer Materials. Nothing has come to the attention of such counsel to lead such counsel to believe that any of Sun Life Insurance Company of America, Anchor National Life Insurance Company or SunAmerica Asset Management Corp. is not duly qualified as a foreign corporation to transact business or is not in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise. To the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each Subsidiary is owned (except for directors qualifying shares), directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

		  (iii) The registration statement relating to the Offer (the
	    "Registration Statement") is effective under the Securities Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

		  (iv) At the time the Registration Statement became effective
	    and on the date hereof, the Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein and that part of the Registration Statement that constitutes the Form T-1, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder.

		  (v) Each document filed pursuant to the Exchange Act and
	    incorporated by reference in the prospectus included in the Registration Statement at the time it became effective (the "Prospectus"), or that is otherwise delivered to holders of Target Securities, at the time it was filed or last amended (other than financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.


		  (vi) No authorization, consent or approval of, or other
	    order by, any court or administrative or governmental authority or agency is required in connection with the Offer, except such as may be required under the Securities Act, the Exchange Act or state securities or Blue Sky or insurance securities laws or except as have been obtained.


		  (vii) To the best of such counsel's knowledge and
	    information, there are no statutes or regulations required to be described in the Registration Statement or the Prospectus which are not described as required and there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

		  (viii) To the best of such counsel's knowledge and
	    information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, which default could have a material adverse effect on the Partnership or the Company and its subsidiaries considered as one enterprise.

		  (ix) To the best of such counsel's knowledge and
	    information, the execution and delivery of this Agreement, the Declaration, the Indenture, the Debentures and the Guarantee and the consummation of the transactions contemplated herein and in the Offer Materials will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Trust, the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust or the Company and its subsidiaries considered as one enterprise nor will such action result in any violation of the provisions of the respective Declaration, charter or by-laws of the Trust, the Company and the Subsidiaries, as applicable, or any material applicable law, administrative regulation or administrative or court decree.

		  In giving such opinion, such counsel may rely, as to matters
	    governed by laws other than the laws of the State of California and the Federal law of the United States of America, on an opinion or opinions of Davis Polk & Wardwell, Richards, Layton & Finger and Piper & Marbury, so long as each such opinion shall be dated as of such date and shall expressly permit the dealer manager to rely thereon as if such opinion were addressed to the dealer manager.

	    (3) The favorable opinion of Davis Polk & Wardwell with respect to the matters set forth in (iii), (iv) (but not with respect to any documents incorporated by reference) and (vi) (solely with respect to Federal law and the laws of the State of New York) of subsection (2) of this Section and to the effect that:


		  (i) The statements in the Prospectus under the captions
	    "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Description of the Preferred Securities Guarantee", insofar as such statements constitute summaries of the legal matters or documents referred to therein, have been reviewed by such counsel and fairly summarize the matters referred to therein and the statements in the Prospectus under the caption "Taxation" constitute in all material respects a fair and accurate summary of the material United States federal income tax consequences of the issuance of the Preferred Securities in exchange for the Target Securities pursuant to the Offer, and of the ownership and disposition of the Preferred Securities.

		  (ii) The Indenture has been duly qualified under the Trust
	    Indenture Act of 1939, as amended, and, assuming due authorization, execution and delivery by the Company and First Chicago, as of the Acceptance Date each of the Indenture and the Debentures will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


		  (iii) The Preferred Securities, the Debentures
	    and the Guarantee conform in all material respects to the description thereof contained in Prospectus and the Registration Statement.

		  (iv) Neither of the Offerors is an "investment company" or a
	    company "controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

		  In giving such opinion, such counsel may rely, as to matters
	    governed by laws other than the laws of the State of New York and the Federal law of the United States of America, on an opinion or opinions of Piper & Marbury and Richards, Layton & Finger so long as each such opinion shall be dated as of such date and shall expressly permit the dealer manager to rely thereon as if such opinion were addressed to the dealer manager.

	    (4) The favorable opinion of Richards, Layton & Finger to the effect that:


		  (i) The Trust has been duly created and is validly existing
	    in good standing as a business trust under the Delaware Act and under the Declaration and the Delaware Act has the business trust power and authority to conduct its business as described in the Prospectus.

		  (ii) Assuming due authorization, execution and delivery of
	    the Declaration by the Company and the Trustees, the Declaration as of the Acceptance Date will be a legal, valid and binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except as
	    (a) the enforceability thereof may be limited by bankruptcy, insolvency moratorium, receivership, reorganization, liquidation, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally and (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).


		  (iii) Under the Declaration and the Delaware Act, the
	    execution and delivery of this Agreement by the Trust, and the performance by the Trust of its obligations hereunder, have been duly authorized by all business trust action on the part of the Trust.


		  (iv) The Trust Securities have been duly authorized by the
	    Declaration and when the Preferred Securities are issued in exchange for Target Securities pursuant to the Offer and the Common Securities are issued against payment therefor as provided in the Declaration, the Trust Securities will be duly and validly issued and, subject to the qualifications set forth in such opinion, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of Trust Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. In rendering such opinion, such counsel may note that holders of Trust Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and security in connection with and pay taxes or other governmental charges arising from transfers of Trust Security Certificates and the issuance of replacement certificates for Trust Securities, (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration, and
	    (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Declaration or against the Property Trustee, to the extent provided in the Declaration. In rendering such opinion such counsel may also note that the Company, in its capacity as Sponsor and not in its capacity as a Holder, has undertaken certain payment obligations as set forth in the Declaration.

		  (v) Under the Declaration and the Delaware Act, the issuance
	    of the Trust Securities is not subject to preemptive rights.


	    (5) Susan L. Harris, Esq. and Davis Polk & Wardwell shall each additionally state that they have participated in conferences with officers and other representatives of the Trust and the Company, and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and they have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement (except for (i) financial statements and other financial data included or incorporated by reference therein, (ii) that part of the Registration Statement that constitutes the Form T-1 and (iii) in the case of Davis Polk & Wardwell only, any of the documents incorporated or deemed to be incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for (i) financial statements and other financial data included or incorporated by reference therein, (ii) that part of the Registration Statement that constitutes the Form T-1 and (iii) in the case of Davis Polk & Wardwell only, any of the documents incorporated or deemed to be incorporated by reference therein), at the time the Registration Statement became effective or at the time of consummation of each Offer, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




								    Appendix B



			     TRUSTEES' CERTIFICATE


		  The Bank of New York, a New York banking corporation ("BONY-NY"), and The Bank of New York (Delaware), a Delaware banking corporation ("BONY-DEL," and together with BONY-NY, the "Trustees"), each hereby certifies that:

		  1. The [Declaration of Trust] [Amended and Restated Declaration of Trust] of SunAmerica Capital Trust I (the "Trust"), dated as of ________ __, 1995 (the "Declaration of Trust"), by and among SunAmerica Inc., a Maryland corporation, as sponsor (the "Sponsor"), the Trustees and the other parties thereto has been duly executed and delivered in the name and on behalf of each of BONY-NY and BONY-DEL by ______________, its ____________, and ______________, its __________________, respectively.

		  2. Each person who, on behalf of each of the Trustees, executed and delivered the [Declaration of Trust] [Amended and Restated Declaration of Trust] was at the date thereof and is now duly elected, appointed or authorized, qualified and acting as an officer or authorized signatory of such Trustee and duly authorized to perform such act at the time of such act and the signatures of such persons appearing on such documents are their genuine signatures.

		  3. Attached hereto are (a) an extract from the By-laws of each of the undersigned, duly adopted by its Board of Directors, respecting the signing authority of the persons mentioned above in paragraph 2 above, and
(b) a letter from a Senior Executive Vice President of each of the undersigned authorizing, pursuant to such By-laws, such signing authority, which By-laws and letter at the date hereof are in full force and effect.

		  4. To the knowledge of the Trustees, without any independent investigation, the statutory business trust created pursuant to [the Declaration of Trust] [that certain original declaration of trust, dated as of _________ __, 1995, by and among the Sponsor, the Trustees and the other parties thereto] (a) has conducted no business other than in connection with the Registration Statement on Form S-4 (Nos. 33-56961 and 33-56961-01) of the Sponsor and the Trust (the "Registration Statement") and (b) has no liabilities other than in connection with the Registration Statement.

		  IN WITNESS WHEREOF, each of the Trustees has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized and its corporate seal to be affixed hereto.


Dated: __________ __, 1995

				       The Bank of New York,
				       as trustee



				       By:___________________________
					  Name:
					  Title:

[SEAL]

				       The Bank of New York [Delaware],
				       as trustee



				       By:___________________________
					  Name:
					  Title:

[SEAL]